UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016

Airgas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283

(Address of principal executive offices)

Registrant's telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events.
As previously disclosed, on November 17, 2015, Airgas, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with L'Air Liquide, S.A., a société anonyme organized under the laws of France ("Air Liquide") and AL Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Air Liquide ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly owned subsidiary of Air Liquide (the "Merger").  The Merger was approved by the Company's stockholders at a special meeting held on February 23, 2016.

On March 10, 2016, the Company and Air Liquide received notice from the Committee on Foreign Investment in the United States ("CFIUS") stating that there were no unresolved national security concerns with respect to the Merger and that CFIUS had concluded its review.

Completion of the Merger remains subject to receipt of U.S. antitrust clearance as well as the satisfaction of customary closing conditions specified in the Merger Agreement.  The Company expects to complete the transaction during the second or third calendar quarter of 2016.

Cautionary Note Regarding Forward-Looking Statements

This document contains statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission ("SEC") in its rules, regulations and releases. These statements include, but are not limited to, our expectations regarding the completion of the merger with Air Liquide and statements regarding the future operations of the Company's business. Forward-looking statements also include any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects," and similar expressions. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. The Company  assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Air Liquide; the failure to obtain required regulatory clearances or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing; risks related to disruption of management's attention from the Company's ongoing business operations due to the pendency of the merger; the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement; the possible adverse effect on the Company's' business and the price of the Company's common stock if the merger is not completed in a timely manner or at all; the parties' ability to complete the transactions contemplated by the merger agreement in a timely manner or at all; limitations placed on the Company's ability to operate its business under the merger agreement; the impact from the decline in oil prices on our customers; adverse changes in customer buying patterns or weakening in the operating and financial performance of our customers, any of which could negatively impact our sales and our ability to collect our accounts receivable; postponement of projects due to economic conditions and uncertainty in the energy sector; the impact of the strong dollar on our manufacturer customers that export; customer acceptance of price increases; increases in energy costs and other operating expenses at a faster rate than our ability to increase prices; changes in customer demand resulting in our inability to meet minimum product purchase requirements under long-term supply agreements and the inability to negotiate alternative supply arrangements; supply cost pressures; shortages and/or disruptions in the supply chain of certain gases, including helium; EPA rulings and the impact in the marketplace of U.S. compliance with the Montreal Protocol as related to the production and import of Refrigerant-22 (also known as HCFC-22 or R-22); our ability to successfully build, complete in a timely manner and operate our new facilities; higher than expected expenses associated with the expansion of our telesales business, e-Business platform, the adjustment of our regional management structures, our strategic pricing initiatives and other strategic growth initiatives; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve anticipated acquisition synergies; operating costs associated with acquired businesses; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; the impact of changes in credit market conditions on our customers; our ability to effectively leverage our new SAP system to improve the operating and financial performance of our business; changes in tax and fiscal policies and laws; increased expenditures relating to compliance with environmental and other regulatory initiatives; the impact of new environmental, healthcare, tax, accounting and other regulations; the overall U.S. industrial economy; catastrophic events and/or severe weather conditions; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including its March 31, 2015 Form 10-K, June 30, 2015, September 30, 2015 and December 31, 2015 Forms 10-Q and other forms filed by the Company with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 10, 2016	AIRGAS, INC.
(Registrant)

/s/ Robert H. Young, Jr.
Robert H. Young, Jr.
Senior Vice President and General Counsel